Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE4 Class A-1
                             Payment Date 11/26/2001


Servicing Certificate
Beginning Pool Balance                                                     268,301,913.51
Beginning PFA                                                                        0.00
Ending Pool Balance                                                        264,614,253.62
Ending PFA Balance                                                                      -
Principal Collections                                                       14,101,372.48
Principal Draws                                                              6,215,689.20
Net Principal Collections                                                               -
Active Loan Count                                                                  11,443

Current Month Repurchases - Units                                                       -
Current Month Repurchases - Dollars                                                     -


Interest Collections                                                         1,742,417.21

Weighted Average Net Loan Rate                                                   6.94545%
Substitution Adjustment Amount                                                       0.00

Note Rate                                                                        2.63000%

Term Notes                                                                 Amount             Factor
----------                                                                 ------             ------
Beginning Balance                                                          272,716,000.00      1.0000000
Ending Balance                                                             272,716,000.00      1.0000000
Principal                                                                               -      0.0000000
Interest                                                                       637,549.40      2.3377778
Interest Shortfall                                                                   0.00      0.0000000
Security Percentage                                                               100.00%

Variable Funding Notes                                                     Amount
----------------------                                                     ------
Beginning Balance                                                                    0.00
Ending Balance                                                                       0.00
Principal                                                                            0.00
Interest                                                                             0.00
Interest Shortfall                                                                   0.00
Security Percentage                                                                 0.00%


Certificates                                                                   666,451.05



Beginning Overcollateralization Amount                                       4,271,739.11
Overcollateralization Amount Increase (Decrease)                               260,245.89
Outstanding Overcollateralization Amount                                     4,531,985.00
Overcollateralization Target Amount                                          4,531,985.00

Credit Enhancement Draw Amount                                                       0.00
Unreimbursed Prior Draws                                                             0.00


                                                                                              Number       Percent
                                                                                  Balance    of Loans     of Balance
Delinquent Loans (30 Days)                                                   2,011,695.59       92          0.76%
Delinquent Loans (60 Days)                                                     525,408.26       22          0.20%
Delinquent Loans (90 Days) (*)                                                 245,333.78       10          0.09%
Delinquent Loans (120 Days) (*)                                                238,527.31       10          0.09%
Delinquent Loans (150 Days) (*)                                                209,484.22       8           0.08%
Delinquent Loans (180 + Days) (*)                                              441,245.00       13          0.17%
Foreclosed Loans                                                               346,619.84       12          0.13%
REO                                                                                  0.00       0           0.00%

(*) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                     Liquidation To-Date
Beginning Loss Amount                                                          246,021.92
Current Month Loss Amount                                                      150,980.40
Current Month Recoveries                                                             0.00
Net Ending Loss Amount                                                         397,002.32

                                                                       Special Hazard         Fraud       Bankruptcy
Beginning Amount                                                                     0.00           0.00         0.00
Current Month Loss Amount                                                            0.00           0.00         0.00
Ending Amount                                                                           -              -            -

Liquidation Loss Distribution Amounts                                                0.00
Extraordinary Event Losses                                                           0.00
Excess Loss Amounts                                                                  0.00

Capitalized Interest Account
Beginning Balance                                                                    0.00
Withdraw relating to Collection Period                                               0.00
Interest Earned (Zero, Paid to Funding Account)                                      0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                 0.00
Interest earned for Collection Period                                                0.00
Interest withdrawn related to prior Collection Period                                0.00

Funding Account
Beginning Funding Account Balance                                            8,685,825.60
Deposit to Funding Account                                                   8,296,909.57
Payment for Additional Purchases                                            (4,349,003.79)
Ending Funding Account Balance as of Payment Date                           12,633,731.38
Interest earned for Collection Period                                            4,626.40
Interest withdrawn related to prior Collection Period                            1,530.27

Prefunding Account
Beginning Balance                                                                    0.00
Additional Purchases during Revolving Period                                         0.00
Excess of Draws over Principal Collections                                           0.00
Total Ending Balance as of Payment Date                                              0.00
Interest earned for Collection Period                                                0.00
Interest withdrawn related to prior Collection Period                                0.00

Reserve Account
Beginning Balance                                                                    0.00
Deposits to Reserve Account for current Payment Date                                 0.00
Withdrawals from Reserve Account for current Payment Date                            0.00
Total Ending Reserve Account Balance as of current Payment Date                      0.00
Interest earned for Collection Period                                                0.00
Interest withdrawn related to prior Collection Period                                0.00
